Exhibit 11.1
COUNTRYWIDE CREDIT INDUSTRIES, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                                                    Three Months
                                                                                    Ended May 31,

                                                                                  2000               1999
                                                                            ----------------- -- ----------------
                                                                               (Amounts in thousands,
                                                                               except per share data)
Basic

   Net earnings applicable to common stock                                       $83,459             $103,379
                                                                            ================    =================


   Average shares outstanding                                                    113,792              112,751
                                                                            ================    =================

   Per share amount                                                                $0.73                $0.92
                                                                            ================    =================


Diluted

   Net earnings applicable to common stock                                       $83,459             $103,379
                                                                            ================    =================


   Average shares outstanding                                                    113,792              112,751
   Net effect of dilutive stock options --
     based on the treasury stock method using
     the average market price.                                                     2,316                4,762
                                                                            ----------------    -----------------

         Total average shares                                                    116,108              117,513
                                                                            ================    =================

  Per share amount                                                                 $0.72                $0.88
                                                                            ================    =================

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